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                                                                      EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

MEDAR, INC. AND SUBSIDIARIES





MEDAR CANADA, LTD.

Incorporated in Canada





Integral Vision LTD

Incorporated in the United Kingdom